Exhibit 99.1



The BK&S Auction Businesses
(Divisions of Collectors Universe, Inc.)

Combined Financial Statements for the Years Ended June 30, 2002 and 2003 and Independent Auditors' Report, and as of December 31, 2003 and for the Six Months Ended December 31, 2002 and 2003 (Unaudited)

Index to Combined Financial Statements

                                                                         Page
                                                                         ----
Independent Auditors' Report                                               1

Combined Balance Sheets as of June 30, 2002 and 2003 and
  December 31, 2003 (unaudited)                                            2

Combined Statements of Operations for the Years Ended
  June 30, 2002 and 2003 and for the six months ended
  December 31, 2002 and 2003 (unaudited)                                   3

Combined Statements of Collectors Universe's Net Investment
  for the Years Ended June 30, 2002 and 2003 and for the
  six months ended December 31, 2003 (unaudited)                           4

Combined Statements of Cash Flows for the Years Ended
  June 30, 2002 and 2003 and and for the six months ended
  December 31, 2002 and 2003 (unaudited)                                   5

Notes to Combined Financial Statements for the Years
  Ended June 30, 2002 and 2003 and for the six months ended
  December 31, 2002 and 2003 (unaudited)                                   7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Collectors Universe, Inc.


We have audited the accompanying combined balance sheets of the BK&S Auction Businesses (Divisions of Collectors Universe, Inc.) as of June 30, 2002 and 2003, and the related combined statements of operations, Collectors Universe's net investment, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the BK&S Auction Businesses as of June 30, 2002 and 2003, and the results of their operations and their cash flows for years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the combined financial statements, the BK&S Auction Businesses changed its method of accounting for goodwill and other intangible assets as a result of adopting Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002.


Deloitte & Touche LLP

Costa Mesa, California
April 30, 2004


                                            THE BK&S AUCTION BUSINESSES
                                      (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
                                              COMBINED BALANCE SHEETS


                                                                      June 30,                      December 31,
                                                           -------------------------------          ------------
                                                              2002                 2003                2003
                                                           -----------          ----------          ------------
                                                                                                    (Unaudited)
ASSETS
Current assets:
   Accounts receivable, net                                 $4,211,602          $3,025,385          $4,148,595
   Auction consignment advances                              2,756,680           1,285,291           1,092,734
   Inventories, net                                          3,826,959           2,885,692           1,899,326
   Prepaid expenses and other current assets                    55,679             243,230              76,370
   Notes receivable                                            458,658           1,170,137             131,416
                                                           -----------          ----------          ----------
      Total current assets                                  11,309,578           8,609,735           7,348,441

Property and equipment, net                                     60,319              43,520              72,321
Notes receivable, net of current portion                       476,615             224,136             144,697
Goodwill                                                    12,215,200
Other assets                                                    30,401             106,820              68,698
                                                           -----------          ----------          ----------
                                                           $24,092,113          $8,984,211          $7,634,157
                                                           ===========          ==========          ==========

LIABILITIES AND COLLECTORS UNIVERSE'S NET INVESTMENT

Current liabilities:
   Consignor payable                                        $2,467,863            $836,523          $3,055,501
   Accrued liabilities                                          41,375             360,157             251,662
   Deferred revenue                                             25,482             351,370                 271
   Accrued compensation and benefits                           114,279              49,674              63,530
                                                           -----------          ----------          ----------
      Total current liabilities                              2,648,999           1,597,724           3,370,964

Commitments and contingencies (Note 8)

Collectors Universe's net investment                        21,443,114           7,386,487           4,263,193
                                                           -----------          ----------          ----------
                                                           $24,092,113          $8,984,211          $7,634,157
                                                           ===========          ==========          ==========


         The accompanying notes are an integral part of these combined financial statements.


                                               THE BK&S AUCTION BUSINESSES
                                         (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
                                            COMBINED STATEMENTS OF OPERATIONS


                                                              Year ended                           Six months ended
                                                               June 30,                              December 31,
                                                    --------------------------------       ----------------------------------
                                                        2002                2003                2002               2003
                                                    ------------        ------------       -------------        -------------
                                                                                             (Unaudited)         (Unaudited)
Net revenues:

   Sales of collectibles and other                  $  8,923,021        $ 10,047,628        $  4,970,828        $  4,457,747
   Commissions earned                                  3,551,390           3,957,679           2,516,756           2,141,771
                                                    ------------        ------------        ------------        ------------
      Total net revenues                              12,474,411          14,005,307           7,487,584           6,599,518

Cost of auctions and collectibles sold                 9,537,827          11,032,727           5,436,720           5,100,904
                                                    ------------        ------------        ------------        ------------

Gross profit                                           2,936,584           2,972,580           2,050,864           1,498,614
                                                    ------------        ------------        ------------        ------------

Selling, general and administrative expenses           5,709,847           7,061,825           3,752,930           2,812,616
Amortization of goodwill                               1,200,400
Impairment of goodwill                                                     1,196,536
                                                    ------------        ------------        ------------        ------------
Total operating expenses                               6,910,247           8,258,361           3,752,930           2,812,616
                                                    ------------        ------------        ------------        ------------

Operating loss                                        (3,973,663)         (5,285,781)         (1,702,066)         (1,314,002)

Interest income                                          185,457             176,487             115,582              39,604
Other income                                              21,886              19,595              13,033               4,167
                                                    ------------        ------------        ------------        ------------
Loss before income taxes                              (3,766,320)         (5,089,699)         (1,573,451)         (1,270,231)
Provision for income taxes                                  --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------
Net loss before cumulative effect of
  accounting change                                   (3,766,320)         (5,089,699)         (1,573,451)         (1,270,231)
Cumulative effect of accounting change                                   (11,018,664)        (11,018,664)
                                                    ------------        ------------        ------------        ------------
Net loss                                            ($ 3,766,320)       ($16,108,363)       ($12,592,115)       ($ 1,270,231)
                                                    ============        ============        ============        ============


          The accompanying notes are an integral part of these combined financial statements.

                           THE BK&S AUCTION BUSINESSES
                    (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
           COMBINED STATEMENTS OF COLLECTORS UNIVERSE'S NET INVESTMENT


                                                                   Collectors
                                                                   Universe's
                                                                 Net Investment
                                                                 --------------

Balance at July 1, 2001                                          $ 22,899,967

Net investment from Collectors Universe                             2,309,467
Net loss                                                           (3,766,320)
                                                                 ------------
Balance at June 30, 2002                                           21,443,114

Net investment from Collectors Universe                             2,051,736
Net loss                                                          (16,108,363)
                                                                 ------------
Balance at June 30, 2003                                            7,386,487

Net distribution to Collectors Universe (unaudited)                (1,853,063)
Net loss (unaudited)                                               (1,270,231)
                                                                 ------------
Balance at December 31, 2003 (unaudited)                         $  4,263,193
                                                                 ============


                 The accompanying notes are in integral part of
                      these combined financial statements.


                                                          THE BK&S AUCTION BUSINESSES
                                                    (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
                                                       COMBINED STATEMENTS OF CASH FLOWS


                                                                   Year ended                          Six months ended
                                                                     June 30,                            December 31,
                                                         -------------------------------       -------------------------------
                                                             2002               2003               2002               2003
                                                         ------------       ------------       -----------        ------------
                                                                                                (Unaudited)         (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                 ($ 3,766,320)      ($16,108,363)      ($12,592,115)      ($ 1,270,231)
Adjustments to reconcile net loss
  to net cash provided by (used in)
  operating activities:
   Depreciation and amortization                            1,257,807             44,031             26,810             13,747
   Impairment of goodwill                                                      1,196,536
   Provision for bad debts                                        148            835,779            644,850            120,636
   Provision for inventory write-down                          37,126            241,858            241,858           (232,858)
   Loss on disposal of property and equipment                                      2,916
   Cumulative effect of
      accounting change                                                       11,018,664         11,018,664
   Changes in operating assets and liabilities:
      Accounts receivable                                     646,716            350,438           (983,580)        (1,243,846)
      Auction consignment advances                         (1,747,610)         1,471,389            948,156            192,557
      Inventories                                           2,478,269            699,409           (151,140)         1,219,224
      Prepaid expenses and other
         current assets                                           (82)          (187,551)          (119,444)           166,860
      Notes receivable                                       (935,273)          (459,000)           220,116          1,118,160
      Other assets                                                               (80,030)                               38,122
      Consignor payable                                      (339,080)        (1,631,340)          (906,925)         2,218,978
      Accrued liabilities                                      12,979            318,782             32,428           (108,495)
      Deferred revenues                                        18,783            325,888            (22,720)          (351,099)
      Accrued compensation and benefits                        46,906            (64,605)            19,813             13,856
                                                         ------------       ------------       ------------       ------------
         Net cash provided by
            (used in) operating activities                 (2,289,631)        (2,025,199)        (1,623,229)         1,895,611
                                                         ------------       ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment                       (19,836)           (26,537)           (26,148)           (42,548)
                                                         ------------       ------------       ------------       ------------


                           THE BK&S AUCTION BUSINESSES
                    (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (continued)


                                                                   Year ended                       Six months ended
                                                                    June 30,                          December 31,
                                                          -----------------------------       ----------------------------
                                                             2002              2003               2002              2003
                                                          -----------       -----------       -----------      -----------
                                                                                              (Unaudited)       (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:

Net investment from (distribution to) Collectors
  Universe                                                  2,309,467         2,051,736         1,649,377        (1,853,063)
                                                          -----------       -----------       -----------       -----------
Net decrease in cash                                             --                --                --                --
Cash at beginning of period                                      --                --                --                --
                                                          -----------       -----------       -----------       -----------
Cash at end of period                                     $      --         $      --         $      --         $      --
                                                          ===========       ===========       ===========       ===========


                                                                   Year ended                       Six months ended
                                                                    June 30,                          December 31,
                                                          -----------------------------       ----------------------------
                                                             2002              2003              2002              2003
                                                          -----------       -----------       -----------      -----------
                                                                                              (Unaudited)       (Unaudited)

SUPPLEMENTAL DISCLOSURES
OF CASH FLOW INFORMATION:

Income taxes paid                                         $      --         $      --         $      --         $      --
Interest paid                                             $      --         $      --         $      --         $      --


                 The accompanying notes are in integral part of
                      these combined financial statements.

                           THE BK&S AUCTION BUSINESSES
                    (DIVISIONS OF COLLECTORS UNIVERSE, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

The BK&S Auction Businesses ("BK&S") (divisions of Collectors Universe, Inc.) ("Collectors Universe") include the Bowers and Merena Galleries, Kingswood Coin Auctions and Superior Sportscard Auctions divisions of Collectors Universe. BK&S has no separate legal status or existence.

BK&S are collectibles businesses engaged in the auctioning and selling of high-end collectibles. BK&S conducts in-person, telephone and Internet auctions of rare coins, vintage sportscards and sports memorabilia. BK&S also sells rare coins, vintage sportscards and sports memorabilia on a direct basis through catalogs and the Internet. BK&S operates in one reportable business segment.

On February 19, 2004, Collectors Universe sold to Spectrum Numismatics International, Inc., ("Spectrum") a subsidiary of Greg Manning Auctions, Inc., the business and a portion of the assets of BK&S, pursuant to an Asset Purchase Agreement dated as of February 19, 2004.

Basis of Presentation

The combined financial statements of BK&S have been prepared in accordance with accounting principles generally accepted in the United States of America. All inter-division accounts and transactions have been eliminated in combination.

Collectors Universe uses a centralized approach to cash management and the financing of its operations. Cash deposits from BK&S are generally collected by Collectors Universe on a regular basis and are netted against Collectors Universe's net investment. As a result, none of Collectors Universe's cash and cash equivalents and accounts payable have been allocated to BK&S in the combined balance sheets. Changes in Collectors Universe's net investment represent funding from Collectors Universe for working capital and capital expenditure requirements after giving effect to BK&S's transfers to and from Collectors Universe for its cash flows from operations.

The combined financial statements include allocations of certain Collectors Universe general and administrative expenses for legal, accounting, treasury, human resources, real estate, information systems, customer service, sales, marketing, and other corporate services provided by Collectors Universe, including executive salaries and other costs. The general and administrative expense allocations have been determined on bases that management considered to be reasonable reflections of the utilization of services provided to, or benefit received by, BK&S. Management believes that the expenses allocated to BK&S are representative of the operating expenses that would have been incurred had BK&S operated as an independent company.

Fiscal Year

For fiscal year 2003, the fiscal year ended on June 30th. In previous years, the fiscal year ended on the Saturday closest to June 30th. Accordingly, the last three fiscal years ended on June 30, 2003, June 29, 2002 and June 30, 2001. For clarity of presentation, all fiscal years are reported as ending on June 30th.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The combined financial information as of December 31, 2003 and for the six months ended December 31, 2002 and 2003 is unaudited and, in the opinion of management, includes all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the combined financial position, results of operations and cash flows of BK&S for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Among the significant estimates affecting the combined financial statements are those relating to inventories, accounts receivable, and long-lived assets. On an ongoing basis, management reviews its estimates based on currently available information. Actual results may differ from those estimates, and such differences may be material to the combined financial statements.

Concentrations

Financial instruments that potentially subject BK&S to significant concentrations of credit risk consist primarily of accounts and notes receivable. A substantial portion of accounts and notes receivable is due from collectibles dealers. BK&S performs an analysis of the expected collectibility of accounts and notes receivable and establishes an allowance for doubtful accounts, when necessary. The allowance for doubtful accounts receivable was $119,662, $955,441 and $1,076,077 at June 30, 2002 and 2003 and December 31,
2003, respectively. There was no allowance for uncollectible notes receivable required at June 30, 2002 and 2003 nor at December 31, 2003.

Fair Value of Financial Instruments

The carrying value of accounts receivable, notes receivable and accrued liabilities approximates their fair values based on the short-term nature of such investments.

Inventories

BK&S accounts for collectibles inventories under the specific identification method. Inventories are stated at the lower of cost or market on an inventory category basis. Inventories are periodically reviewed to identify slow moving items or decline in market value, and the allowance for inventory loss is recognized as necessary. The allowance for inventory loss was $96,000, $337,858 and $105,000 at June 30, 2002 and 2003 and December 31, 2003, respectively. It is possible that estimates of market value could change in the near term due to market conditions in the various collectibles markets served by BK&S.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the term of the related lease. Repair and maintenance costs are expensed as incurred.

Long-Lived Assets

Management regularly reviews property and equipment and other long-lived assets, including certain identifiable intangibles, for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment of property and equipment or amortizable intangible assets, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of the future cash flows discounted at a rate commensurate with management's estimates of the business risks. No long-lived asset or identifiable intangible asset impairments were identified at June 30, 2002 or 2003, nor at December 31, 2003.

Revenue Recognition

Net revenues include the sales prices of owned collectibles sold in our auctions and directly to collectors, and commissions earned on sales of consigned collectibles at our auctions. Net revenues are determined net of discounts and allowances, product returns, and commissions paid to consignors on sales of their collectibles.

BK&S records revenue from the sale of collectibles at auctions at the time the collectible is delivered in-person, or otherwise shipped based on agreement with the successful bidder. Shipment or delivery generally takes place after payment is received from the successful bidder, which can be as long as 60 days after completion of the auction. For certain large, more creditworthy repeat bidders, BK&S ships or delivers in-person the collectibles at the close of an auction and allows them to pay up to 60 days following the auction. Such sales are also recorded at the time of delivery or shipment. For collectibles that BK&S owns and sells at auction, BK&S records the successful bidder amount, or "hammer," as the sale of the merchandise and records the buyer's fee as commission earned. BK&S also records the cost of the merchandise sold as cost of revenues. For collectibles that are consigned to BK&S for auction, BK&S records, as commissions earned, the amounts of the buyer's and seller's fees. Depending upon the type of collectibles auction, BK&S charges successful bidders a 10% to 15% commission and generally charge consignors a 5% to 15% selling commission. On some large or important consignments, BK&S may negotiate a reduced consignor commission or even pay a fee to the consignor which would be recognized as cost of revenues.

Advertising Costs

Advertising costs are expensed as incurred and amounted to $345,095, $428,880, $189,220 and $146,643 for the years ended June 30, 2002 and 2003 and for the six months ended December 31, 2002 and 2003, respectively.

Income Taxes

Historically, the combined results of operations of BK&S have been included in Collectors Universe's consolidated federal and state income tax returns. The provision for income taxes is calculated as if BK&S had filed a separate tax return as an independent company. The provision for income taxes is determined in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Deferred taxes on income result from temporary differences between the reporting of income and expense for financial statements and tax reporting purposes. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Stock-Based Compensation

As discussed in Note 9, BK&S employees participate in the stock option plans of Collectors Universe.

BK&S accounts for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Under APB Opinion No. 25, no compensation expense is recognized because the exercise price of the employee stock options equals the market price of the underlying stock at the date of the grant. In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 amended SFAS No. 123, Accounting for Stock-based Compensation, and was effective immediately upon issuance. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation as well as amending the disclosure requirements of SFAS No. 123 to require interim and annual disclosures about the method of accounting for stock-based compensation and the effect of the method used on reported results. BK&S follows the requirements of APB Opinion No. 25 and the disclosure-only provisions of SFAS No. 123, as amended by SFAS No. 148. Had compensation cost for the option plans been determined based on the fair value at the grant date for awards to BK&S employees consistent with the provisions of SFAS No. 123, BK&S's net loss would have been increased to the pro forma amounts indicated below:


                                              Year ended                          Six months ended
                                               June 30,                             December 31,
                                    ------------------------------         ----------------------------
                                        2002             2003                 2002              2003
                                    ------------      ------------         -----------       ----------
                                                                           (Unaudited)       (Unaudited)

Net loss, as reported               ($ 3,766,320)     ($16,108,363)       ($12,592,115)      ($ 1,270,231)

Deduct: Total stock-based
   employee compensation
   expense determined under
   fair value method, net of
   related tax effects                  (745,385)          768,425            (375,699)          (370,421)

                                    ------------      ------------        ------------       ------------
Pro forma net loss                  ($ 4,511,705)     ($15,339,938)       ($12,967,814)      ($ 1,640,652)
                                    ============      ============        ============       ============

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                        Year ended                              Six months ended
                                          June 30,                                December 31,
                                   -------------------------              ------------------------------
                                     2002           2003                     2002               2003
                                   ---------     -----------              -----------         ----------
                                                                          (Unaudited)         (Unaudited)
Dividend yield                         -               -                        -                  -
Expected volatility                   81%             73%                      75%                80%
Risk-free interest rate              3.30%           2.00%                    2.81%              1.23%
Expected lives                     1.9 years       2.4 years                1.8 years          2.4 years

Comprehensive Income

BK&S does not have any items of other comprehensive income requiring separate disclosure.

Goodwill and Change in Accounting for Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the fair value of net assets acquired. Prior to July 1, 2002, BK&S amortized its goodwill using the straight-line method over periods ranging from five to fifteen years and periodically evaluated the recoverability of goodwill by determining whether the amortization of the balance over its remaining useful life could be recovered through projected undiscounted future operating cash flows.

Effective July 1, 2002, BK&S adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 required BK&S, in the year of its adoption, to perform a transitional goodwill impairment test as of the beginning of the fiscal year. As required by SFAS No. 142, the test was conducted at a "reporting unit" level and involved a comparison of each reporting unit's fair value to its carrying value. BK&S has determined that its reporting units are the individual divisions of the combined group. The measurement of value for each reporting unit was based on a weighting of a combination of valuation approaches, including discounted cash flows and multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Upon adoption of SFAS No. 142, BK&S completed the initial impairment test and concluded that certain of its goodwill was impaired, resulting in a non-cash, after-tax charge of $11,018,664. The charge was recorded as a cumulative effect of accounting change in the accompanying combined statements of operations for the year ended June 30, 2003 and for the six months ended December 31, 2002.

The following is a summary of the transitional impairment charge by reporting unit:

Reportable Unit                                       Charge
----------------------------------                  -----------

Bowers and Merena Galleries                         $10,865,379
Superior Sportscard Auctions                            153,285
                                                    -----------
                                                    $11,018,664
                                                    ===========

Market and economic conditions resulted in impairment of the goodwill allocated to these reporting units.

On June 30, 2003, BK&S performed its annual test of goodwill and other intangible assets for impairment in accordance with the provisions of SFAS No. 142 and concluded that the remaining unamortized goodwill was impaired. The operating profits and cash flows of each of the reporting units were lower than expected in fiscal 2003. Based on such trend, the earnings forecast for the next five years was revised resulting in the pre-tax impairment loss of $1,196,536. The measurement of value for each reporting unit was based on a weighting of a combination of valuation approaches, including discounted cash flows and multiples of earnings before interest, taxes, depreciation and amortization ("EBITDA").

The following table sets forth adjusted net loss had the non-amortization provisions of SFAS No. 142 been adopted as of July 1, 2001:


                                                   Year ended                          Six months ended
                                                    June 30,                              December 31,
                                        ----------------------------------        -----------------------------
                                             2002              2003                  2002               2003
                                        -------------       -----------           -----------        ----------
                                                                                  (Unaudited)        (Unaudited)

Net loss, as reported                   ($ 3,766,320)      ($16,108,363)         ($12,592,115)      ($ 1,270,231)
Add: goodwill amortization                 1,200,400               --                    --                 --
                                        ------------       ------------          ------------       ------------
Net loss, as adjusted                   ($ 2,565,920)      ($16,108,363)         ($12,592,115)      ($ 1,270,231)
                                        ============       ============          ============       ============

Changes in the carrying amounts of goodwill for the years ended June 30, 2002 and 2003 were as follows:

Balance at July 1, 2001                                  $13,415,600
Amortization                                              (1,200,400)
                                                         -----------
Balance at June 20, 2002                                  12,215,200
Cumulative effect of accounting change                   (11,018,664)
Impairment losses                                         (1,196,536)
                                                         -----------
Balance at June 30, 2003                                 $         -
                                                         ===========

The following provides additional information concerning the Company's other intangible asset included in other assets:


                                           June 30,
                                     ----------------------       December 31,
                                      2002           2003            2003
                                     --------      --------       ----------
                                                                  (Unaudited)

Intangible asset subject to          $   --        $ 65,000        $ 65,000
   amortization, comprised of
   acquired customer list
Less accumulated amortization
   (three year life)                     --          (3,611)        (14,444)
                                     --------      --------        --------
                                     $   --        $ 61,389        $ 50,556
                                     ========      ========        ========


Amortization expense related to the acquired customer list was $3,611 and $10,833 for the year ended June 30, 2003, and the six months ended December 31, 2003, respectively.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that BK&S recognize acquired intangible assets, apart from goodwill, if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. As described in Note 1, BK&S changed its method of accounting for goodwill and other intangible assets as a result of adopting SFAS No. 142, effective July 1, 2002.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after September 15, 2002. BK&S does not expect that the adoption of this standard will have a material impact on its combined financial position, cash flows or results of operations.

Effective July 1, 2002, BK&S adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for fiscal years beginning after December 15, 2001. The new rules on asset impairment supersede SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and provides a single accounting model for long-lived assets to be disposed of. The adoption of SFAS No. 144 did not have an impact on BK&S's combined financial position, cash flows or results of operations.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. In March 2003, BK&S decided to relocate the operations of its Bowers and Merena division to Louisiana following a change in the division's management, and accounts for this action in accordance with SFAS No. 146 (Note 4).

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. BK&S has adopted SFAS No. 148 as of June 30, 2003 and has complied with the new disclosure requirements.

In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while, the disclosure requirements are effective for financial statements for interim and annual periods ending after December 15, 2002. BK&S's disclosure of guarantees and indemnities is included in Note 8. There were no guarantees or indemnities issued after December 31, 2002.

The FASB issued FIN 46R, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN 46R requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN 46R also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46R for a public company apply immediately to variable interest entities created after December 31, 2003. The consolidation requirements will apply to entities established prior to December 31, 2003 by the beginning of the first fiscal year or interim period beginning after December 15, 2004. The adoption of FIN 46R is not expected to have a material impact on the combined results of operations, financial position or cash flows of BK&S as BK&S is not a beneficiary of any variable interest entities.


2.   INVENTORIES

Inventories consist of the following:

                                                June 30,
                                       ---------------------------     December 31,
                                          2002            2003            2003
                                       -----------     -----------     -----------
                                                                       (Unaudited)
Sportscards and memorabilia            $   347,710     $   672,987     $   577,880
Coins                                    3,575,250       2,550,563       1,426,446
                                       -----------     -----------     -----------
                                         3,922,960       3,223,550       2,004,326
Valuation allowance                        (96,000)       (337,858)       (105,000)
                                       -----------     -----------     -----------
                                       $ 3,826,960     $ 2,885,692     $ 1,899,326
                                       ===========     ===========     ===========

The valuation allowance represents estimated losses on items held in inventory


3.   PROPERTY AND EQUIPMENT

                                                 June 30,
                                         -------------------------       December 31,
                                            2002           2003              2003
                                         ----------      ---------       -----------
                                                                         (Unaudited)

Computer equipment                       $  83,104       $  68,832       $ 103,567
Equipment                                   92,603         105,941         123,432
Furniture and office equipment               4,120           8,197           8,197
Leasehold improvements                        --             9,120          10,799
                                         ---------       ---------       ---------
                                           179,827         192,090         245,995
Less accumulated depreciation             (119,508)       (148,570)       (173,674)
                                         ---------       ---------       ---------
Property and equipment, net              $  60,319       $  43,520       $  72,321
                                         =========       =========       =========

Depreciation and amortization expense for property and equipment was $57,407, $40,420, $26,810 and $13,747 for the years ended June 30, 2002 and 2003, and the six months ended December 31, 2002 and 2003, respectively.

4.   ACCRUED LIABILITIES

Accrued liabilities include the following:


                                                June 30,
                                         ----------------------     December 31,
                                           2002          2003          2003
                                         --------      --------     -----------
                                                                    (Unaudited)

Customer credit balances                 $ 41,375      $191,042      $154,987
Bowers and Merena relocation
   costs                                     --         169,115        74,672
Other                                        --            --          22,003
                                         --------      --------      --------
                                         $ 41,375      $360,157      $251,662
                                         ========      ========      ========

In March 2003, BK&S decided to relocate the operations of the Bowers and Merena division to Louisiana following a change in the division's management. In connection with the relocation, BK&S terminated 11 employees. The charge for the employee terminations was $48,000. In addition, BK&S incurred $118,000 in lease cancellation costs and $149,000 in related moving costs. All activities related to the relocation of the division were completed as of December 31, 2003. The activity and liability balance related to the relocation of the Bowers and Merena division through June 30, 2003 and December 31, 2003 are as follows:

Liability balance, July 1, 2002                               $       -
Charged to expense                                              315,000
Cash payments                                                  (145,885)
                                                              ----------
Liability balance, June 30, 2003                                169,115
Charged to expense (unaudited)                                   50,523
Cash payments (unaudited)                                      (144,966)
                                                              ----------
Liability balance, December 31, 2003 (unaudited)               $ 74,672
                                                              ==========


The amounts charged to expense are included in selling, general and administrative expenses in the accompanying combined statements of operations for the year ended June 30, 2003 and the six months ended December 31, 2003.

5.   INCOME TAXES

The (benefit) expense for income taxes consists of the following:


                                              Year ended                            Six months ended
                                               June 30,                               December 31,
                                     -----------       -----------          -----------       -----------
                                        2002               2003                 2002              2003
                                     -----------       -----------          -----------       -----------
                                                                            (Unaudited)        (Unaudited)
Current:
   Federal                           $      --         $      --            $      --         $      --
   State                                    --                --                   --                --
                                     -----------       -----------          -----------       -----------
Deferred:
   Federal                            (1,258,500)       (1,534,000)            (525,400)         (414,900)
   State                                (317,800)         (387,400)            (132,700)         (104,800)
                                     -----------       -----------          -----------       -----------
                                      (1,576,300)       (1,921,400)            (658,100)         (519,700)

Change in valuation allowance          1,576,300         1,921,400              658,100           519,700
                                     -----------       -----------          -----------       -----------
                                     $      --         $      --            $      --         $      --
                                     ===========       ===========          ===========       ===========

The reconciliation of the (benefit) expense for income taxes, computed at federal statutory rates on loss before income tax from continuing operations, to benefit for income taxes is as follows:


                                                         Year ended                          Six months ended
                                                           June 30,                            December 31,
                                                -----------        -----------        -----------        -----------
                                                   2002               2003               2002               2003
                                                -----------        -----------        -----------        -----------
                                                                                       (Unaudited)       (Unaudited)
Current:
Income tax benefit at statutory rate            ($1,318,300)       ($1,781,400)       ($  550,700)       ($  444,600)
State tax (benefit), net of federal expense            --                 --                 --                 --
Goodwill                                             42,400            226,500               --                 --
Other                                                17,400             20,900             25,300             29,700
Change in valuation allowance                     1,258,500          1,534,000            525,400            414,900
                                                -----------        -----------        -----------         ----------
                                                $      --          $      --          $      --           $     --
                                                ===========        ===========        ===========         ==========

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred taxes are as follows:


                                                      June 30,
                                           -----------------------------      December 31,
                                              2002             2003              2003
                                           ------------     ------------      -----------
                                                                              (Unaudited)

Current:
   Accrued vacation                        $    41,600      $    21,200       $    27,000
   Allowance for doubtful accounts              52,500          418,800           471,800
   Inventory reserve                            42,000          148,100            46,000
   Other                                        19,000           19,000            19,000
                                           -----------      -----------       -----------
                                               155,100          607,100           563,800
Long term:
   Property and equipment
      depreciation                              52,400           65,100            76,100
   Goodwill amortization                       217,900        4,810,200         4,603,800
   Net operating losses                      1,458,800        3,086,600         3,845,000
                                             1,729,100        7,961,900         8,524,900
Valuation allowance                         (1,884,200)      (8,569,000)       (9,088,700)
                                           -----------      -----------       -----------
                                           $        --      $        --       $        --
                                           ===========      ===========       ===========

Based on the history of significant operating losses, management has determined that it is more likely than not that the deferred tax assets will not be realized. Consequently, a valuation allowance has been established for all of the net deferred tax assets.

If BK&S had filed separate tax returns for the fiscal years ended June 30, 2002 and 2003, the U.S. Federal and state net operating loss carryforwards as of June 30, 2003 would have been approximately $7,041,000. These net operating losses would expire at various dates through 2022 and 2012 for Federal and state purposes, respectively. Collectors Universe will retain the net operating losses of BK&S after the sale of the business and a portion of the assets of BK&S to Spectrum discussed in Note 1.


6.   EMPLOYEE BENEFIT PLANS

BK&S participates in the Collectors Universe employee benefit plan, which features a 401(k) salary reduction provision covering all employees who meet eligibility requirements. Eligible employees may elect to defer up to 15% of compensation or the statutorily prescribed annual limit. BK&S, at its discretion, may make contributions to the plan. To date, BK&S has not made contributions to the plan, and administrative costs have been nominal.

BK&S participates in the Collectors Universe Employee Stock Purchase Plan (the "Plan") covering all employees who meet certain eligibility requirements. The Plan allows employees to elect, at the beginning of each six-month period, to contribute up to 15% of compensation that will be applied to the purchase of Company stock at the end of the six-month period. The purchase price is 85% of the stock price on the first day of the six-month period or the last day of the six-month period, whichever is lower.

7.   RELATED PARTY TRANSACTIONS

Collectors Universe uses a centralized approach to cash management and the financing of its operations. Accordingly, cash deposits from BK&S are generally collected by Collectors Universe on a regular basis and are netted against Collectors Universe's net investment; and Collectors Universe has provided funding for the working capital and capital expenditure requirements of BK&S. This funding consists of Collectors Universe's payment of expenses allocated to BK&S and payments made by Collectors Universe on behalf of BK&S. There are no formal repayment or interest arrangements, nor any expectation of any such arrangements in the future. The amounts have been presented separately as additions (deductions) to Collectors Universe's net investment in the accompanying combined statements of Collectors Universe's net investment.

A summary of the accumulated net investment from Collectors Universe and the average balances outstanding are as follows:


                                               Year ended                         Six months ended
                                                June 30,                            December 31,
                                     ------------     ------------        ------------       ------------
                                         2002            2003                2002                2003
                                     ------------     ------------        ------------       ------------
                                                                           (Unaudited)        (Unaudited)
Balance at beginning of period       $ 22,899,967     $ 25,209,434         $ 25,209,434      $ 27,261,170

Expenses allocated from
   Collectors Universe                  2,321,522        2,099,418            1,198,898           910,412
Net transfers from (to)
   Collectors Universe                    (12,055)         (47,682)             450,479        (2,763,475)
                                     ------------     ------------         ------------      ------------
Net investment from                     2,309,467        2,051,736            1,649,377        (1,853,063)
   (distributions to)
   Collectors Universe
                                     ------------     ------------         ------------      ------------

Balance at end of period             $ 25,209,434     $ 27,261,170         $ 26,858,811      $ 25,408,107
                                     ============     ============         ============      ============

Average balance                      $ 24,054,700     $ 26,235,302         $ 26,034,123      $ 26,334,638
                                     ============     ============         ============      ============

The general and administrative expenses of BK&S include allocations from Collectors Universe for legal, accounting, treasury, human resources, real estate, information systems, customer service, sales, marketing, and other corporate services provided by Collectors Universe, including executive salaries and other costs. General and administrative expenses for BK&S are allocated based upon specific identification to the extent possible and the remaining common costs are allocated on bases that management considered to be reasonable reflections of the utilization of services provided to or the benefit received by BK&S.


8.   COMMITMENTS AND CONTINGENCIES

Leases

BK&S has various operating lease commitments for facilities and equipment that expire through 2006. Total rent expense was $104,541, $258,824, $65,431 and $60,310 for the years ended June 30, 2002 and 2003, and for the six months ended December 31, 2002 and 2003, respectively. Future minimum lease payments under these agreements as of June 30, 2003 are as follows:

Years ending June 30,
   2004                                      $ 153,502
   2005                                        105,873
   2006                                         58,466
                                             ---------
                                             $ 317,841
                                             =========

Employment Agreements

BK&S has employment agreements with certain executive officers and other key employees. The employment agreements provide for minimum salary levels, incentive compensation and severance benefits, among other items.

Guarantees

BK&S from time to time enters into certain types of contracts that contingently require BK&S to indemnify parties against third-party claims. These contracts primarily relate to (i) purchase agreements, under which BK&S may provide customary indemnification to the seller of the business being acquired; (ii) certain real estate leases, under which BK&S may be required to indemnify property owners for environmental or other liabilities and other claims arising from BK&S's use of the applicable premises; and (iii) certain agreements with BK&S's officers, directors and employees, under which BK&S may be required to indemnify such persons for liabilities arising out of their employment relationship. The terms of such obligations vary by contract and in most instances a specific or maximum dollar amount is not explicitly stated therein. Historically, BK&S has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying combined balance sheets.


9.   STOCK OPTION PLANS

BK&S employees participate in the stock option plans of Collectors Universe.

In January 1999, Collectors Universe adopted the PCGS 1999 Stock Incentive Plan (the "PCGS Plan"). The PCGS Plan, which was assumed by Collectors Universe at the time of its acquisition of PCGS, covers an aggregate of 269,250 shares of Collectors Universe's common stock. In February 1999, Collectors Universe adopted the 1999 Stock Incentive Plan (the "1999 Plan"), which provides for grants of incentive stock options, nonstatutory stock options, and restricted stock grants to directors, officers, employees and consultants of Collectors Universe who provide valuable services to Collectors Universe, entitling them to purchase up to 437,250 shares of our common stock. On December 5, 2000, the stockholders of Collectors Universe, at the company's Annual Meeting, approved an amendment to the 1999 Plan to increase the authorized number of common stock that is issuable under this Plan from 437,250 to 749,750 shares. Each of these Plans provide that the option price per share may not be less than 100% of the fair market value of a share of common stock on the grant date, as determined by the Collectors Universe Board of Directors for incentive stock options, and 85% of fair market value for nonstatutory stock options. For incentive stock options, the exercise price may not be less than 110% of the fair market value of a share of common stock on the grant date for any individual possessing 10% or more of the voting power of all classes of stock of Collectors Universe. The timing of exercise for individual option grants is at the discretion of the Collectors

Universe Board of Directors, and the options expire no later than ten years after the grant date (five years in the case of incentive stock options granted to individuals possessing 10% or more of the voting power of all classes of stock of Collectors Universe). In the event of a change in control of Collectors Universe, an option or award under these Plans will become fully exercisable if the option or award is not assumed by the surviving corporation or the surviving corporation does not substitute comparable awards for the awards granted under these Plans.

The following is a summary of stock option activity related to BK&S employees for fiscal years 2002 and 2003:

                                                               Weighted Average
                                                Number of       Exercise Price
                                                 Shares           Per Share

Options outstanding at June 30, 2001             189,750        $   28.38
Granted                                           38,450             3.88
Cancelled                                         (5,500)            4.33
Exercised                                             --               --
                                                --------
Options outstanding at June 30, 2002             222,700            24.74
Granted                                           25,000             2.60
Cancelled                                       (192,200)           26.71
Exercised                                             --               --
                                                --------
Options outstanding at June 30, 2003              55,500             7.95
                                                ========

The following table summarizes information about stock options held by BK&S employees outstanding at June 30, 2003:


                                   Options outstanding                         Options exercisable
---------------------------------------------------------------------------------------     ----------------

                                   Weighted Average
                   Number of          Remaining        Weighted Average     Number of       Weighted Average
    Range of        Shares           Contractual          Exercise           Shares             Exercise
 Exercise Price   Outstanding        Life (years)          Price            Exercisable          Price
---------------   -----------      ----------------    ----------------    ------------     ----------------
    $ 2.60           25,000              9.6              $  2.60                 --           $  2.60
    $ 3.08            6,000              8.3              $  3.08              3,000           $  3.08
    $ 5.28           14,000              8.9              $  5.28              3,500           $  5.28
    $ 8.00              250              7.5              $  8.00                250           $  8.00
    $12.00            1,250              7.0              $ 12.00                938           $ 12.00
    $20.00              750              6.7              $ 20.00                750           $ 20.00
     30.52            8,250              5.8              $ 30.52              4,950           $ 30.52
                     ------                                                  -------
                     55,500                                                   13,388
                     ======                                                  =======


The number of stock options exercisable and their weighted-average exercise prices at June 30, 2002 and 2003 were 128,520 at $27.67, and 13,388 at $15.47, respectively.

The weighted average fair value of stock options granted during fiscal 2002 and 2003 was $1.60 and $1.16 per option share, respectively.